EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2026 RESULTS

– Net Loss Per Fully Diluted Share of $(0.15) –
– Core FFO Per Fully Diluted Share of $0.21 –
– Leased Over 380,000 Square Feet –
– Completed Disposition of 250 West 57th Street for $275M –
– Acquired Land Under Two Broadway Campus Assets for $110M –
– Updates 2026 Core FFO Range –

New York, New York, July 29, 2026 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observation Deck. The Company is a recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the second quarter of 2026. All per share amounts are on a fully diluted basis, where applicable.

Second Quarter and Recent Highlights
•Net Loss of $(0.15) per share. Results include the following items that are excluded from Core Funds From Operations: non-cash goodwill impairment charge of $166.1 million related to our Observatory reporting unit, a $124.6 million gain on the disposition of 250 West 57th Street, and $5.5 million of one-time severance costs included in general and administrative expenses.
•Core Funds From Operations (“Core FFO”) of $0.21 per share.
•Same-Store Property Cash Net Operating Income (“NOI”), excluding lease termination fees, increased 3.3% year-over-year. The increase was primarily attributed to the receipt of approximately $4.0 million of non-recurring real estate tax abatements, related to prior periods. Adjusted for the non-recurring items, Same-Store Property Cash NOI decreased by 3.2%. This change was primarily attributed to increases in free rent and operating expenses, partially offset by an increase in tenant reimbursement income.
•The total commercial portfolio was 94.9% leased and 89.4% occupied as of June 30, 2026.
•Signed 381,799 rentable square feet of commercial leases, inclusive of 363,968 rentable square feet of office leases.
•In the office portfolio, blended leasing spreads were +17.8%, the 20th consecutive quarter of positive leasing spreads.
•Empire State Building Observation Deck generated NOI of $12.4 million, with continued impact from reduced international tourism and weakness in the pass program channel.

•Completed the disposition of 250 West 57th Street for $275 million, which includes the buyer’s assumption of $180 million of mortgage debt, as previously announced. The transaction represents a recycling of capital into the Company’s December 2025 acquisition of 130 Mercer Street, without recognition of a taxable gain.
•Completed the acquisition of the land under the Company’s 111 West 33rd Street and 1400 Broadway properties for an aggregate price of $110 million, as previously announced.
•Subsequent to quarter-end, closed on a $245 million unsecured delayed draw term loan that matures in 2032. The Company has no unaddressed debt maturity until January 2028.

Property Operations1

As of June 30, 2026, the Company’s property portfolio comprised 7.1 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 743 residential units, which were occupied and leased as shown below.

	June 30, 2026[2,3]	March 31, 2026[2,3]	June 30, 2025[2]
Percent occupied:
Total commercial portfolio	89.4%	88.2%	89.0%
Office	89.1%	87.9%	88.9%
Retail	92.8%	91.2%	89.9%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	94.9%	93.2%	92.9%
Office	94.8%	93.0%	93.1%
Retail	95.9%	95.4%	90.7%
Total multifamily portfolio	97.7%	96.4%	98.6%
1 Excludes approximately 15,000 square feet of retail space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street, approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which is under redevelopment, and approximately 22,000 square feet of retail space related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.
2 All occupancy and leased percentages exclude broadcasting and storage space.
3 Occupancy and leased percentages for June 30, 2026 and March 31, 2026 exclude Metro Center, which was sold during the fourth quarter 2025. Occupancy and leased percentages for June 30, 2026 also exclude 250 West 57th Street, which was sold during the second quarter 2026.
Leasing

The tables that follow summarize leasing activity for the second quarter of 2026. During this period, the Company signed 21 leases that totaled 381,799 square feet with an average lease duration of 9.7 years. Average lease duration was 12.0 years for new leases executed in the second quarter.

Total Portfolio

Total Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
Office	17	363,968	$72.75	17.8%
Retail	4	17,831	$502.26	(25.9)%
Total Overall	21	381,799	$95.04	1.4%

Office Portfolio

Office Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
New Office	12	252,344	$74.26	16.1%
Renewal Office	5	111,624	$69.87	21.6%
Total Office	17	363,968	$72.75	17.8%

Leasing Activity Highlights
•16-year 100,948 square foot new office lease with United Talent Agency at Empire State Building.
•13-year 28,741 square foot new office lease with Infinium Wall Systems at 1359 Broadway.
•8-year 26,134 square foot new office lease with Instacart at 111 West 33rd Street, which is 100% leased as of July 2026.
•11-year 12,168 square foot new office lease with Landmark Management at One Grand Central Place.
•6-year 59,121 square foot renewal office lease with Alfred Dunner at 1333 Broadway.

Balance Sheet
The Company had $0.5 billion of total liquidity as of June 30, 2026, which was comprised of $86 million of cash, plus $445 million available under its revolving credit facility. At June 30, 2026, the Company had total debt outstanding of approximately $2.2 billion at a weighted average interest rate of 4.70%. At June 30, 2026, the Company’s ratio of net debt to adjusted EBITDA was 6.6x.

Subsequent to quarter-end, the Company closed on a $245 million unsecured delayed draw term loan that matures in 2032. Term loan proceeds are expected to be drawn in January 2027 and used to repay existing debt. The Company has no unaddressed debt maturity until January 2028.

Portfolio Transaction Activity

The Company completed the disposition of 250 West 57th Street for $275 million, which included the buyer’s assumption of $180 million of mortgage debt, as previously announced. The transaction represents a recycling of capital into the Company’s December 2025 acquisition of 130 Mercer Street, without recognition of a taxable gain.

The Company completed the acquisition of the land under its 111 West 33rd Street and 1400 Broadway properties, which carried remaining ground lease terms of approximately 51 and 38 years, respectively, for an aggregate price of $110 million, as previously announced. The transaction enhances the long-term value of the Company’s high-quality portfolio and was funded with balance sheet liquidity.

Dividend

On June 30, 2026, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the second quarter of 2026 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On June 30, 2026, the Company paid a quarterly preferred dividend of $0.15 and $0.175 per unit for the second quarter of 2026 to holders of the Operating Partnership’s Series 2014 and 2019 private perpetual preferred units, respectively.

Updated 2026 Core FFO

Given the uncertain operating environment and limited visibility into near-term performance trends for the Observation Deck, the Company utilizes $55 Million of NOI for the Core FFO range, which assumes no improvement to current visitation levels. More details will be provided on tomorrow’s call. The table below presents a range of potential Core FFO per share outcomes based on key building blocks for the property business and the Observation Deck. These outcomes exclude the impact of any significant future lease termination fee income or unannounced acquisition, disposition or other capital markets activity.

Key Items	2026 Core FFO		Comments
Earnings	July 2026	February 2026
Core FFO Per Fully Diluted Share	$0.75 to $0.79	$0.85 to $0.89	• Reflects property guidance assumptions and utilization of Observation Deck NOI of $55M
Property Guidance Assumptions
Commercial Occupancy at year-end	90% to 92%	90% to 92%
SS Property Cash NOI (excluding lease termination fees)	-1.5% to +2.0%	-1.5% to +2.0%	• Assumes positive y/y revenue growth • Assumes a ~5.0 to 7.0% y/y increase in operating expenses and real estate taxes largely offset by tenant reimbursement income • 2026 assumes ~(270 bps) impact from temporary downtime associated with the previously disclosed FDIC expiration, which has been re-leased
Observation Deck
Observation Deck NOI Utilized	$55M	$87M to $92M	• Assumes no improvement to current visitation levels

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$(0.11)	$(0.07)
Add:
Goodwill Impairment Charge	0.61	0.61
Real Estate Depreciation & Amortization	0.69	0.69
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.46	0.46
FFO Attributable to Common Stockholders and the Operating Partnership	$0.71	$0.75
Add:
Severance Expense	0.02	0.02
Amortization of Below Market Ground Lease	0.02	0.02
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.75	$0.79

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, performance of the Observation Deck (including tourism levels, currency and geopolitical impacts, weather and competition), our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 30, 2026 at 12:00 pm Eastern time.

The webcast will be available in the “Investors” section of ESRT’s website. To listen to the live broadcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until August 13, 2026, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13761043.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust
Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observation Deck. The Company is a recognized leader in energy efficiency and indoor environmental quality. As of June 30, 2026, ESRT’s portfolio is comprised of approximately 7.5 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and can generally be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “estimate,” “may,” “will,” “should,” “would,” and similar expressions.

Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: economic and market conditions (including the impact of catastrophic events, pandemics, extreme weather, terrorism, armed hostilities, cybersecurity threats and other technology disruptions); increased costs due to tariffs or other economic factors; changes in the New York City office, retail, multifamily and tourism markets (including changes in the use of office space and remote work); leasing activity, tenant defaults, early terminations and renewals, occupancy levels and rental rates; performance of the Observatory (including tourism levels, currency and geopolitical impacts, weather and competition); interest rate volatility and capital markets conditions, including our ability to refinance, restructure or extend indebtedness; real estate valuation declines and potential impairment charges; our ability to execute capital projects and complete acquisitions on acceptable terms; risks relating to governmental regulation, environmental and climate-related requirements (including Local Law 97), and our ability to achieve sustainability goals and metrics; risks relating to our ground leases; our ability to maintain our qualification as a REIT; potential taxable gain arising from transactions structured to qualify under Section 1031; legal proceedings; and risks relating to our disclosure controls and internal control over financial reporting. For a discussion of these and other factors, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2025 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Contact: Investors and Media
Empire State Realty Trust Investor Relations
(212) 850-2678
IR@esrtreit.com

Empire State Realty Trust, Inc.
Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2026	2025
Revenues
Rental revenue	$165,166	$153,540
Observatory revenue	24,225	33,899
Lease termination fees	—	464
Third-party management and other fees	268	408
Other revenue and fees	7,240	2,939
Total revenues	196,899	191,250
Operating expenses
Property operating expenses	47,774	44,880
Ground rent expenses	1,506	2,332
General and administrative expenses	25,123	18,685
Observatory expenses	11,795	9,822
Real estate taxes	32,912	32,607
Goodwill impairment charge	166,113	—
Depreciation and amortization	50,389	47,802
Total operating expenses	335,612	156,128
Total operating income (loss)	(138,713)	35,122
Other income (expense):
Interest income	1,575	1,867
Interest expense	(27,805)	(25,126)
Gain on disposition of properties	124,622	—
Income (Loss) before income taxes	(40,321)	11,863
Income tax (expense) benefit	767	(478)
Net income (loss)	(39,554)	11,385
Non-controlling interest in the Operating Partnership	14,782	(3,815)
Preferred unit distributions	(1,051)	(1,051)
Net income (loss) attributable to common stockholders	$(25,823)	$6,519
Total weighted average shares
Basic	171,039	168,368
Diluted	268,947	269,951
Earnings per share attributable to common stockholders
Basic	$(0.15)	$0.04
Diluted	$(0.15)	$0.04

Empire State Realty Trust, Inc.
Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2026	2025
Revenues
Rental revenue	$331,271	$308,082
Observatory revenue	42,735	57,060
Lease termination fees	1,356	464
Third-party management and other fees	545	839
Other revenue and fees	11,317	4,871
Total revenues	387,224	371,316
Operating expenses
Property operating expenses	95,518	89,940
Ground rent expenses	3,837	4,663
General and administrative expenses	43,216	35,625
Observatory expenses	19,663	17,940
Real estate taxes	67,525	65,657
Goodwill impairment charge	166,113	—
Depreciation and amortization	100,608	96,581
Total operating expenses	496,480	310,406
Total operating income (loss)	(109,256)	60,910
Other income (expense):
Interest income	2,188	5,653
Interest expense	(55,942)	(52,064)
Interest expense associated with property in receivership	—	(647)
Gain on disposition of properties	124,622	13,170
Income (Loss) before income taxes	(38,388)	27,022
Income tax benefit	1,829	141
Net income (loss)	(36,559)	27,163
Non-controlling interest in the Operating Partnership	14,072	(9,323)
Preferred unit distributions	(2,101)	(2,101)
Net income (loss) attributable to common stockholders	$(24,588)	$15,739
Total weighted average shares
Basic	171,101	167,644
Diluted	268,870	269,739
Earnings per share attributable to common stockholders
Basic	$(0.14)	$0.09
Diluted	$(0.14)	$0.09

Empire State Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2026	2025

Net income (loss)	$(39,554)	$11,385
Preferred unit distributions	(1,051)	(1,051)
Real estate depreciation and amortization	49,463	46,921
Gain on disposition of properties	(124,622)	—
FFO attributable to common stockholders and Operating Partnership units	(115,764)	57,255

Amortization of below-market ground leases	1,249	1,958
Modified FFO attributable to common stockholders and Operating Partnership units	(114,515)	59,213

Severance expense[4]	5,536	—
Goodwill impairment charge	166,113	—
Core FFO attributable to common stockholders and Operating Partnership units	$57,134	$59,213

Total weighted average shares and Operating Partnership units
Basic	268,947	266,899
Diluted	268,947	269,951

FFO per share
Basic	$(0.43)	$0.21
Diluted	$(0.43)	$0.21

Modified FFO per share
Basic	$(0.43)	$0.22
Diluted	$(0.43)	$0.22

Core FFO per share
Basic	$0.21	$0.22
Diluted	$0.21	$0.22

4 Included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Empire State Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2026	2025

Net income (loss)	$(36,559)	$27,163
Preferred unit distributions	(2,101)	(2,101)
Real estate depreciation and amortization	98,755	94,792
Gain on disposition of properties	(124,622)	(13,170)
FFO attributable to common stockholders and Operating Partnership units	(64,527)	106,684

Amortization of below-market ground leases	3,207	3,916
Modified FFO attributable to common stockholders and Operating Partnership units	(61,320)	110,600

Interest expense associated with property in receivership	—	647
Severance expense[5]	5,536	—
Goodwill impairment charge	166,113	—
Core FFO attributable to common stockholders and Operating Partnership units	$110,329	$111,247

Total weighted average shares and Operating Partnership units
Basic	268,870	266,985
Diluted	268,870	269,739

FFO per share
Basic	$(0.24)	$0.40
Diluted	$(0.24)	$0.40

Modified FFO per share
Basic	$(0.23)	$0.41
Diluted	$(0.23)	$0.41

Core FFO per share
Basic	$0.41	$0.42
Diluted	$0.41	$0.41

5 Included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Empire State Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Cash NOI and Same Store Cash NOI
(unaudited and amounts in thousands)

	Three Months Ended June 30,
	2026	2025

Net income (loss)	$(39,554)	$11,385
Add:
General and administrative expenses	25,123	18,685
Depreciation and amortization	50,389	47,802
Interest expense	27,805	25,126
Goodwill impairment charge	166,113	—
Income tax expense (benefit)	(767)	478
Less:
Gain on disposition of property	(124,622)	—
Third-party management and other fees	(268)	(408)
Interest income	(1,575)	(1,867)
Net operating income	102,644	101,201
Straight-line rent	(12,340)	(3,748)
Above/below-market rent revenue amortization	(384)	(840)
Below-market ground lease amortization	1,249	1,958
Total cash NOI - including Observatory and lease termination fees	91,169	98,571
Less: Observatory NOI	(12,430)	(24,077)
Less: cash NOI from non-Same Store properties	(9,313)	(6,816)
Total Same Store property cash NOI - including lease termination fees	69,426	67,678
Less: Lease termination fees	—	(464)
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$69,426	$67,214

Observatory NOI
(unaudited and amounts in thousands)

	Three Months Ended June 30,
	2026	2025

Observatory revenue	$24,225	$33,899
Observatory expenses	11,795	9,822
Observatory NOI, excluding intercompany rent[6]	$12,430	$24,077

6 The Observatory pays a market-based rent comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation. For the three months ended June 30, 2026 and June 30, 2025, the intercompany rent expense was $14,771 and $20,666, respectively.

Empire State Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Cash NOI and Same Store Cash NOI
(unaudited and amounts in thousands)

	Six Months Ended June 30,
	2026	2025

Net income (loss)	$(36,559)	$27,163
Add:
General and administrative expenses	43,216	35,625
Depreciation and amortization	100,608	96,581
Interest expense	55,942	52,064
Interest expense associated with property in receivership	—	647
Goodwill impairment charge	166,113	—
Less:
Income tax benefit	(1,829)	(141)
Gain on disposition of property	(124,622)	(13,170)
Third-party management and other fees	(545)	(839)
Interest income	(2,188)	(5,653)
Net operating income	200,136	192,277
Straight-line rent	(19,549)	(9,031)
Above/below-market rent revenue amortization	(1,054)	(1,638)
Below-market ground lease amortization	3,207	3,916
Total cash NOI - including Observatory and lease termination fees	182,740	185,524
Less: Observatory NOI	(23,072)	(39,120)
Less: cash NOI from non-Same Store properties	(20,550)	(14,062)
Total Same Store property cash NOI - including lease termination fees	139,118	132,342
Less: Lease termination fees	(1,356)	(464)
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$137,762	$131,878

Observatory NOI
(unaudited and amounts in thousands)

	Six Months Ended June 30,
	2026	2025

Observatory revenue	$42,735	$57,060
Observatory expenses	19,663	17,940
Observatory NOI, excluding intercompany rent[7]	$23,072	$39,120

7 The Observatory pays a market-based rent comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation. For the six months ended June 30, 2026 and June 30, 2025, the intercompany rent expense was $27,592 and $35,826, respectively.

Empire State Realty Trust, Inc.
Consolidated Balance Sheets
(unaudited and amounts in thousands)

	June 30, 2026	December 31, 2025
Assets
Real estate properties, at cost	$4,476,248	$4,205,907
Less: accumulated depreciation	(1,335,719)	(1,366,829)
Real estate properties, net	3,140,529	2,839,078
Cash and cash equivalents	85,605	132,657
Restricted cash	42,612	33,854
Tenant and other receivables	21,270	22,063
Deferred rent receivables	257,072	255,270
Prepaid expenses and other assets	100,394	93,355
Deferred costs, net	258,166	267,682
Right of use assets, including below-market ground leases, net	42,084	333,523
Goodwill	325,366	491,479
Total assets	$4,273,098	$4,468,961

Liabilities and equity
Mortgage notes payable, net	$443,102	$619,269
Senior unsecured notes, net	1,271,149	1,270,668
Unsecured term loan facility, net	337,125	336,794
Unsecured revolving credit facility	175,000	145,000
Accounts payable and accrued expenses	132,224	120,150
Acquired below market leases, net	36,425	39,767
Ground lease liabilities	1,063	27,944
Deferred revenue and other liabilities	50,352	59,901
Tenants’ security deposits	36,949	27,276
Total liabilities	2,483,389	2,646,769
Total equity	1,789,709	1,822,192
Total liabilities and equity	$4,273,098	$4,468,961